                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-109291 and No. 333-111856) pertaining to the AMIS Holdings, Inc.'s Amended and Restated 2000 Equity Incentive Plan and Restated Employee Stock Purchase Plan, respectively, of (1) our reports dated March 8, 2006, except for Notes 2, 3, and 9 as to which the date is November 20, 2006 with respect to the consolidated financial statements of AMIS Holdings, Inc., and (2) AMIS Holdings, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AMIS Holdings, Inc. dated March 8, 2006, except for the effects of the material weakness described in the fifth and eighth paragraphs of our report, as to which the date is November 20, 2006, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Salt Lake City, Utah
November 20, 2006

                                       71